UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2018

AEROCENTURY CORP.

_____________________________________

(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Bulingame, CA	94010
(Address of principal executive offices)	(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 3, 2018 the following matters were submitted to a vote of the stockholders of AeroCentury Corp. (the "Company"):

(1)	the election of two members to the Board of Directors;

(2)	the approval, in a non-binding vote, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement; and

(3)	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

The following is a summary of the voting results:

1.  Election of Director:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael G. Magnusson	661,627	133,739	442,603
David P. Wilson	655,207	140,159	442,603

Mr. Magnusson and Mr. Wilson were each elected to serve a three-year term expiring at the 2021 Annual Meeting of Stockholders of the Company.

2.  Non-binding Advisory Vote Approving the Compensation of the Company's Named Executive Officers as Disclosed in the Proxy Statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
528,822	262,592	3,952	442,603

3. Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained
1,215,386	15,763	6,820

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AEROCENTURY CORP.

Date: May 7, 2018	By:	/s/ Toni M. Perazzo
Title: Sr. Vice - President, Finance